Exhibit 99.1

Teradyne Reports Second Quarter 2021 Results

•	Revenue of $1,086 million in Q2’21 grew 29% from Q2’20 and 92% from Q2’19

•	GAAP Gross Margin 59.6% in Q2’21, up from 56.2% in Q2’20 and 57.4% in Q2’19

•	Q2’21 GAAP earnings per share grew 68% from Q2’20 and 220% from Q2’19

•	Q2’21 non-GAAP earnings per share grew 44% from Q2’20 and 189% from Q2’19

•	Test revenue grew 27% from Q2’20 and 103% from Q2’19 on Semiconductor Test strength

•	Industrial Automation revenue grew 57% from Q2’20 and 23% from Q2’19 on global demand growth at Universal Robots

•	Q3’21 Revenue guidance at mid-point represents 12% growth from Q3’20 and 58% from Q3’19

	Q2’21	Q2’20	Q1’21	1H’21	1H’20
Revenue (mil)	$1,086	$839	$782	$1,867	$1,543
GAAP EPS	$1.76	$1.05	$1.09	$2.85	$2.02
Non-GAAP EPS	$1.91	$1.33	$1.11	$3.02	$2.34

==========================================

NORTH READING, Mass. – July 27, 2021 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $1,086 million for the second quarter of 2021 of which $834 million was in Semiconductor Test, $105 million in System Test, $55 million in Wireless Test and $92 million in Industrial Automation (IA). GAAP net income for the second quarter was $328.3 million or $1.76 per diluted share. On a non-GAAP basis, Teradyne’s net income in the second quarter was $337.5 million, or $1.91 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, and included the related tax impact on non-GAAP adjustments.

“Test demand across all of our end markets remained high in the second quarter and the strong recovery in our Industrial Automation business broadened geographically,” said Teradyne CEO and President Mark Jagiela. “System on a chip (SOC) test shipments were exceptionally strong in the quarter growing nearly 30% from last year’s record level. In Industrial Automation, Universal Robots delivered growth in North America, Europe and China compared with both 2020 and 2019 as the improving global economy and expanding range of automation solutions we offer powered our highest quarterly group revenue on record.

“As we look ahead, our Q3 outlook reflects continued strong demand from both our Test and Industrial Automation end markets and, at the mid-point of our guidance, puts us on track to grow sales 12% and GAAP and non-GAAP earnings per share 7% and 20%, respectively, from our Q3’20 levels.”

Guidance for the third quarter of 2021 is revenue of $880 million to $960 million, with GAAP net income of $1.17 to $1.41 per diluted share and non-GAAP net income of $1.29 to $1.55 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the second quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, July 28. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at https://investors.teradyne.com/events-presentations.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, losses on convertible debt conversions, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2020, Teradyne had revenue of $3.1 billion and today employs 5,600 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 pandemic, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, or the impact of U.S. and Chinese export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore were not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions.

On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that became subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. These new regulations have impacted our sales to Huawei, HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the U.S. Department of Commerce and working with the U.S. regulators to clarify the scope of the restrictions. However, Teradyne cannot be certain that the actions it takes will mitigate the risks associated with the new export controls that impact its business. It is uncertain the extent these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency may have on Teradyne’s business and financial results.

On April 28, 2020, the U.S. Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. In December 2020, the U.S. Department of Commerce issued a list of companies in China and other countries that it considered to be military end users. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne continues to assess the potential impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the U.S. Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all the risks associated with the new export controls that may impact its business.

In response to the regulations issued by the U.S. Department of Commerce, the Chinese government has passed new laws that may impact Teradyne’s business activities in China. The Company is assessing the potential impact of these new Chinese laws and monitoring relevant laws and regulations issued by the Chinese government.

The global pandemic of the novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and decreased sales in its industrial automation businesses. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2021 financial results and to its future financial results. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices

(including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences) and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued surge of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines in countries where the Company does business, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of the global semiconductor supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2021. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2021

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Six Months Ended
	July 4, 2021	April 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net revenues	$1,085,728	$781,606	$838,661	$1,867,334	$1,543,016
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	438,739	319,988	367,188	758,727	665,993

Gross profit	646,989	461,618	471,473	1,108,607	877,023
Operating expenses:
Selling and administrative	140,187	129,797	113,259	269,984	224,647
Engineering and development	110,021	100,402	94,102	210,423	179,261
Acquired intangible assets amortization	5,402	5,536	8,941	10,938	18,832
Restructuring and other (2)	2,507	(7,130)	37,222	(4,623)	29,616

Operating expenses	258,117	228,605	253,524	486,722	452,356
Income from operations	388,872	233,013	217,949	621,885	424,667
Interest and other expense (3)	4,846	9,020	658	13,866	10,308

Income before income taxes	384,026	223,993	217,291	608,019	414,359
Income tax provision	55,707	18,481	28,383	74,188	49,261

Net income	$328,319	$205,512	$188,908	$533,831	$365,098

Net income per common share:

Basic	$1.98	$1.23	$1.14	$3.21	$2.20

Diluted	$1.76	$1.09	$1.05	$2.85	$2.02

Weighted average common shares — basic	165,995	166,491	165,789	166,243	166,189

Weighted average common shares — diluted (4)	186,750	187,740	180,257	187,245	180,497

Cash dividend declared per common share	$0.10	$0.10	$0.10	$0.20	$0.20

(1) Cost of revenues includes:	Quarter Ended			Six Months Ended
	July 4, 2021	April 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Provision for excess and obsolete inventory	$798	$2,827	$5,580	$3,625	$9,637
Sale of previously written down inventory	(428)	(790)	(337)	(1,218)	(1,414)
Inventory step-up	—	—	121	—	239

	$370	$2,037	$5,364	$2,407	$8,462

(2) Restructuring and other consists of:	Quarter Ended			Six Months Ended
	July 4, 2021	April 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Employee severance	$436	$188	$36	$624	$764
Acquisition related expenses and compensation	275	(237)	3,145	38	4,503
Contingent consideration fair value adjustment	—	(7,227)	29,259	(7,227)	19,239
Contract termination settlement fee	—	—	4,000	—	4,000
Other	1,796	146	782	1,942	1,110

	$2,507	$(7,130)	$37,222	$(4,623)	$29,616

(3) Interest and other includes:	Quarter Ended			Six Months Ended
	July 4, 2021	April 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Non-cash convertible debt interest	$3,277	$3,581	$3,584	$6,858	$7,124
Loss on convertible debt conversions	1,175	4,069	—	5,244	—
Pension actuarial gains	(627)	—	(99)	(627)	(99)

	$3,825	$7,650	$3,485	$11,475	$7,025

(4)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended July 4, 2021, April 4, 2021 and June 28, 2020, 9.6 million, 10.3 million and 7.6 million shares, respectively, have been included in diluted shares. For the six months ended July 4, 2021 and June 28, 2020, 9.9 million and 7.5 million shares, respectively have been included in diluted shares. For the quarters ended July 4, 2021, April 4, 2021, and June 28, 2020, diluted shares also included 10.1 million, 9.4 million and 5.8 million shares, respectively from the convertible note hedge transaction. For the six months ended July 4, 2021, and June 28, 2020, diluted shares included 9.8 million and 5.7 million shares, respectively from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 4, 2021	December 31, 2020
Assets
Cash and cash equivalents	$954,441	$914,121
Marketable securities	282,121	522,280
Accounts receivable, net	868,457	497,506
Inventories, net	226,138	222,189
Prepayments and other current assets	368,315	259,338

Total current assets	2,699,472	2,415,434

Property, plant and equipment, net	395,395	394,800
Operating lease right-of-use assets, net	61,849	54,569
Marketable securities	181,560	117,980
Deferred tax assets	94,438	87,913
Retirement plans assets	17,170	17,468
Other assets	21,320	9,384
Acquired intangible assets, net	88,121	100,939
Goodwill	441,597	453,859

Total assets	$4,000,922	$3,652,346

Liabilities
Accounts payable	$156,103	$133,663
Accrued employees’ compensation and withholdings	205,717	220,321
Deferred revenue and customer advances	148,882	134,662
Other accrued liabilities	146,484	77,581
Operating lease liabilities	20,539	20,573
Income taxes payable	93,876	80,728
Current debt	213,761	33,343

Total current liabilities	985,362	700,871

Retirement plans liabilities	154,311	151,140
Long-term deferred revenue and customer advances	58,534	58,359
Long-term contingent consideration	—	7,227
Long-term other accrued liabilities	19,387	19,352
Deferred tax liabilities	8,961	10,821
Long-term operating lease liabilities	49,066	42,073
Long-term income taxes payable	67,041	74,930
Debt	143,618	376,768

Total liabilities	1,486,280	1,441,541

Mezzanine equity	21,386	3,787

Shareholders’ equity	2,493,256	2,207,018

Total liabilities, convertible common shares and shareholders’ equity	$4,000,922	$3,652,346

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Cash flows from operating activities:
Net income	$328,319	$188,908	$533,831	$365,098

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,938	19,816	45,848	38,305
Stock-based compensation	10,999	10,907	23,231	21,367
Amortization	9,521	12,843	19,343	26,234
Loss on convertible debt conversions	1,175	—	5,244	—
Provision for excess and obsolete inventory	798	5,580	3,625	9,637
Deferred taxes	257	(5,338)	(800)	(7,163)
Gains on investments	(2,159)	(5,126)	(4,650)	(469)
Retirement plans actuarial gains	(627)	(99)	(627)	(99)
Contingent consideration fair value adjustment	—	29,259	(7,227)	19,239
Other	(1)	19	199	523
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(285,186)	(204,261)	(372,698)	(331,040)
Inventories	56,320	(19,546)	19,908	(3,728)
Prepayments and other assets	(31,285)	(9,859)	(117,416)	(49,479)
Accounts payable and other liabilities	97,361	148,901	86,790	113,578
Deferred revenue and customer advances	7,237	29,568	15,189	28,655
Retirement plans contributions	(814)	(1,239)	(2,739)	(2,501)
Income taxes	(7,569)	22,564	(2,628)	37,842

Net cash provided by operating activities	206,284	222,897	244,423	265,999

Cash flows from investing activities:
Purchases of property, plant and equipment	(34,707)	(47,314)	(73,957)	(84,014)
Purchases of marketable securities	(186,482)	(112,429)	(398,086)	(299,548)
Proceeds from maturities of marketable securities	265,985	84,527	460,213	182,984
Proceeds from sales of marketable securities	54,819	11,656	116,112	26,661
Purchase of investment and acquisition of businesses, net of cash acquired	(12,000)	—	(12,000)	149
Proceeds from life insurance	—	546	—	546

Net cash provided by (used for) investing activities	87,615	(63,014)	92,282	(173,222)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	15,437	5	32,581	12,757
Repurchase of common stock	(151,396)	(9,426)	(196,584)	(88,465)
Dividend payments	(16,604)	(16,580)	(33,271)	(33,266)
Payments of convertible debt principal	(15,553)	—	(66,828)	—
Payments related to net settlement of employee stock compensation awards	(1,119)	(449)	(31,794)	(22,519)
Payments of contingent consideration	—	—	—	(8,852)

Net cash used for financing activities	(169,235)	(26,450)	(295,896)	(140,345)

Effects of exchange rate changes on cash and cash equivalents	(1,372)	(1,496)	(489)	(925)

Increase (decrease) in cash and cash equivalents	123,292	131,937	40,320	(48,493)
Cash and cash equivalents at beginning of period	831,149	593,494	914,121	773,924

Cash and cash equivalents at end of period	$954,441	$725,431	$954,441	$725,431

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	July 4, 2021	% of Net Revenues			April 4, 2021	% of Net Revenues			June 28, 2020	% of Net Revenues
Net revenues	$1,085.7				$781.6				$838.7
Gross profit GAAP	$647.0	59.6%			$461.6	59.1%			$471.5	56.2%
Inventory step-up	—	—			—	—			0.1	0.0%

Gross profit non-GAAP	$647.0	59.6%			$461.6	59.1%			$471.6	56.2%
Income from operations — GAAP	$388.9	35.8%			$233.0	29.8%			$217.9	26.0%
Restructuring and other (1)	2.5	0.2%			(7.1)	-0.9%			37.2	4.4%
Acquired intangible assets amortization	5.4	0.5%			5.5	0.7%			8.9	1.1%
Inventory step-up	—	—			—	—			0.1	0.0%

Income from operations — non-GAAP	$396.8	36.5%			$231.4	29.6%			$264.1	31.5%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	July 4, 2021	% of Net Revenues	Basic	Diluted	April 4, 2021	% of Net Revenues	Basic	Diluted	June 28, 2020	% of Net Revenues	Basic	Diluted
Net income — GAAP	$328.3	30.2%	$1.98	$1.76	$205.5	26.3%	$1.23	$1.09	$188.9	22.5%	$1.14	$1.05
Restructuring and other (1)	2.5	0.2%	0.02	0.01	(7.1)	-0.9%	(0.04)	(0.04)	37.2	4.4%	0.22	0.21
Acquired intangible assets amortization	5.4	0.5%	0.03	0.03	5.5	0.7%	0.03	0.03	8.9	1.1%	0.05	0.05
Loss on convertible debt conversions (2)	1.2	0.1%	0.01	0.01	4.1	0.5%	0.02	0.02	—	—	—	—
Interest and other (2)	3.3	0.3%	0.02	0.02	3.6	0.5%	0.02	0.02	3.6	0.4%	0.02	0.02
Pension mark-to-market adjustment (2)	(0.6)	-0.1%	(0.00)	(0.00)	—	—	—	—	(0.1)	0.0%	(0.00)	(0.00)
Inventory step-up	—	—	—	—	—	—	—	—	0.1	0.0%	0.00	0.00
Exclude discrete tax adjustments	(1.1)	-0.1%	(0.01)	(0.01)	(15.1)	-1.9%	(0.09)	(0.08)	(1.1)	-0.1%	(0.01)	(0.01)
Non-GAAP tax adjustments	(1.5)	-0.1%	(0.01)	(0.01)	(0.3)	0.0%	(0.00)	(0.00)	(8.3)	-1.0%	(0.05)	(0.05)
Convertible share adjustment (3)	—	—	—	0.10	—	—	—	0.06	—	—	—	0.06

Net income — non-GAAP	$337.5	31.1%	$2.03	$1.91	$196.2	25.1%	$1.18	$1.11	$229.2	27.3%	$1.38	$1.33

GAAP and non-GAAP weighted average common shares — basic	166.0				166.5				165.8
GAAP weighted average common shares — diluted	186.8				187.7				180.3
Exclude dilutive shares related to convertible note transaction	(9.6)				(10.3)				(7.6)

Non-GAAP weighted average common shares — diluted	177.2				177.4				172.7

(1) Restructuring and other consists of:
	Quarter Ended
	July 4, 2021				April 4, 2021				June 28, 2020
Employee severance	$0.4				$0.2				$—
Acquisition related expenses and compensation	0.3				(0.2)				3.1
Contingent consideration fair value adjustment	—				(7.2)				29.3
Contract termination settlement fee	—				—				4.0
Other	1.8				0.1				0.8

	$2.5				$(7.1)				$37.2

(2)

For the quarters ended July 4, 2021, April 4, 2021, and June 28, 2020, Interest and other included non-cash convertible debt interest expense. For the quarters ended July 4, 2021 and April 4, 2021, adjustment to exclude loss on convertible debt conversions. For the quarters ended July 4, 2021 and June 28, 2020, adjustments to exclude actuarial (gain) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the quarters ended July 4, 2021, April 4, 2021, and June 28, 2020, the non-GAAP diluted EPS calculation adds back $0.9 million, $1.2 million, and $1.3 million of convertible debt interest expense to non-GAAP net income, and non-GAAP weighted average diluted common shares include 10.1 million, 9.4 million and 5.8 million shares, respectively, from the convertible note hedge transaction.

	Six Months Ended
	July 4, 2021	% of Net Revenues			June 28, 2020	% of Net Revenues
Net Revenues	$1,867.3				$1,543.0
Gross profit GAAP	$1,108.6	59.4%			$877.0	56.8%
Inventory step-up	—	—			0.2	0.0%

Gross profit non-GAAP	$1,108.6	59.4%			$877.2	56.9%
Income from operations — GAAP	$621.9	33.3%			$424.7	27.5%
Restructuring and other (1)	(4.6)	-0.2%			29.6	1.9%
Acquired intangible assets amortization	10.9	0.6%			18.8	1.2%
Inventory step-up	—	—			0.2	0.0%

Income from operations — non-GAAP	$628.2	33.6%			$473.3	30.7%

			Net Income per Common Share				Net Income per Common Share
	July 4, 2021	% of Net Revenues	Basic	Diluted	June 28, 2020	% of Net Revenues	Basic	Diluted
Net income — GAAP	$533.8	28.6%	$3.21	$2.85	$365.1	23.7%	$2.20	$2.02
Restructuring and other (1)	(4.6)	-0.2%	(0.03)	(0.02)	29.6	1.9%	0.18	0.16
Acquired intangible assets amortization	10.9	0.6%	0.07	0.06	18.8	1.2%	0.11	0.10
Loss on convertible debt conversions (2)	5.2	0.3%	0.03	0.03	—	—	—	—
Interest and other (2)	6.9	0.4%	0.04	0.04	7.1	0.5%	0.04	0.04
Inventory step-up	—	—	—	—	0.2	0.0%	0.00	0.00
Pension mark-to-market adjustment (2)	(0.6)	0.0%	(0.00)	(0.00)	(0.1)	0.0%	(0.00)	(0.00)
Exclude discrete tax adjustments	(16.3)	-0.9%	(0.10)	(0.09)	(8.7)	-0.6%	(0.05)	(0.05)
Non-GAAP tax adjustments	(1.9)	-0.1%	(0.01)	(0.01)	(10.1)	-0.7%	(0.06)	(0.06)
Convertible share adjustment (3)	—	—	—	0.16	—	—	—	0.10

Net income — non-GAAP	$533.4	28.6%	$3.21	$3.02	$401.9	26.0%	$2.42	$2.34

GAAP and non-GAAP weighted average common shares — basic	166.2				166.2
GAAP weighted average common shares — diluted	187.2				180.5
Exclude dilutive shares from convertible note	(9.9)				(7.5)

Non-GAAP weighted average common shares — diluted	177.3				173.0

(1) Restructuring and other consists of:
	Six Months Ended
	July 4, 2021				June 28, 2020
Contingent consideration fair value adjustment	$(7.2)				$19.2
Employee severance	0.6				0.8
Acquisition related expenses and compensation	—				4.5
Contract termination settlement fee	—				4.0
Other	1.9				1.1

	$(4.6)				$29.6

(2)

For the six months ended July 4, 2021 and June 28, 2020, Interest and other included non-cash convertible debt interest expense. For the six months ended July 4, 2021, adjustment to exclude loss on convertible debt conversions. For the six months ended July 4, 2021 and June 28, 2020, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)

For the six months ended July 4, 2021 and June 28, 2020, the non-GAAP diluted EPS calculation adds back $2.1 million and $2.6 million, respectively of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 9.8 million and 5.7 million shares, respectively related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Third Quarter 2021 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$880 million	to	$960 million
GAAP net income per diluted share	$1.17		$1.41
Exclude acquired intangible assets amortization	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.08		0.09

Non-GAAP net income per diluted share	$1.29		$1.55

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations